Exhibit 99.1

FOR IMMEDIATE RELEASE

ChoiceOne Financial Services, Inc. Announces Closing of $34.5 Million Offering of Common Stock

(July 26, 2024) - SPARTA, MI, ChoiceOne Financial Services, Inc. (NASDAQ: COFS) (“ChoiceOne”), the parent company of ChoiceOne Bank, today announced the closing of its underwritten public offering of 1,380,000 shares of its common stock at a price to the public of $25.00 per share, including 180,000 shares of common stock sold pursuant to the underwriter’s option to purchase additional shares to cover over-allotments, which was exercised in full.

The aggregate gross proceeds of the offering were approximately $34.5 million before deducting underwriting discounts and estimated offering expenses. ChoiceOne intends to use the net proceeds of this offering for general corporate purposes including supplementing regulatory capital ratios and in conjunction with its announced merger with Fentura Financial, Inc.

D.A. Davison & Co. is acting as sole book-running manager for the offering. Warner Norcross + Judd LLP served as legal counsel to ChoiceOne. The underwriter was represented by Hunton Andrews Kurth LLP.

The offering was made only by means of an effective shelf registration statement on Form S-3 (File No. 333-272337) filed with the U.S. Securities and Exchange Commission (the “SEC”). A final prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Additionally, copies may be obtained by contacting D.A. Davidson & Co. by telephone at 1-800-322-5915 or by e-mail at prospectusrequest@dadco.com.

This press release is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to sell or the solicitation of an offer to buy any securities.  There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The shares of common stock issued by ChoiceOne in the offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency nor have they been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

About ChoiceOne
ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan, and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 35 offices in parts of Kent, Ottawa, Muskegon, Newaygo, Lapeer, St. Clair, Macomb, and Oakland counties. ChoiceOne is an approximately $2.6 billion-asset bank holding company making it the eighth largest bank holding company in Michigan based on asset size. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the Nasdaq Capital Market under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website choiceone.bank.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws relating to the registered follow-on offering of common stock by ChoiceOne. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue,” “future” and variations of such words and similar expressions are intended to identify such forward looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

A discussion of certain risks and uncertainties affecting ChoiceOne, and some of the factors that could cause ChoiceOne’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Risks Related to ChoiceOne’s Business” in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2023 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the “SEC”) and are, or will be, available on the SEC’s website (www.sec.gov).

Contacts

Kelly J. Potes
Chief Executive Officer & Director
(616) 887-6837
kpotes@choiceone.bank

Adom J. Greenland
Chief Financial Officer & Executive Vice President
(616) 887-2334
agreenland@choiceone.bank